Exhibit 99.1

Contacts:	Phillip D. Kramer	A. Patrick Diamond
	Executive VP and CFO	Manager, Special Projects
	713/646-4560 – 800/564-3036	713/646-4487 – 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports
Record Financial Results for First Quarter 2005—
Net Income Up 18%; EBITDA Up 32%

(Houston—April 28, 2005) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $32.8 million, or $0.43 per basic and diluted limited partner unit, for the first quarter of 2005, as compared to net income of $27.9 million, or $0.44 per basic and diluted limited partner unit, for the first quarter of 2004. As reported, earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the first quarter of 2005 were $66.5 million, an increase of 32% as compared with EBITDA of $50.5 million for the first quarter of 2004. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

Adjusting for selected items impacting comparability, the Partnership’s first quarter 2005 adjusted net income, adjusted net income per limited partner unit and adjusted EBITDA were $49.3 million, $0.67 per basic and diluted unit, and $82.9 million, respectively. Similarly, the Partnership’s first quarter 2004 adjusted net income, adjusted net income per limited partner unit and adjusted EBITDA were $28.1 million, $0.44 per basic and diluted unit, and $50.8 million, respectively. On a comparable basis, first quarter 2005 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA increased 75%, 51% and 63%, respectively, over first quarter 2004.

“Plains All American delivered record financial and operating performance for the first quarter as both of our business segments experienced solid baseline growth,” said Greg L. Armstrong, Chairman and CEO of the Partnership. “These strong results were driven by a combination of factors, including the contribution of acquisitions completed since March 1, 2004, increased transportation volumes in our pipeline segment and increased receipts of foreign crude oil at our Gulf Coast facilities. In addition, as a result of our extensive asset base and business model, we were able to capture increased margins and incremental profit opportunities in our gathering, marketing, terminalling and storage segment from contango market opportunities and continued crude oil market volatility. Given our strong first quarter results and our outlook for the second quarter that we furnished this morning via Form 8-K, the Partnership is well on its way to achieving the goals that we have set for 2005.”

Armstrong noted that the results exceeded both the Partnership’s original and upwardly revised quarterly guidance ranges for EBITDA that had been previously provided to the investment community.

—MORE—

The following table summarizes selected items that the Partnership believes impact the comparability of financial results between reporting periods:

	For the Three Months Ended March 31,
	2005	2004
	(Dollars in millions, except per unit data)
Long-Term Incentive Plan (“LTIP”) charge	$ (2.2)	$ (4.2)
Cumulative effect of change in accounting principle	—	(3.1)
Loss on foreign currency revaluation	(0.8)	(0.4)
SFAS 133 noncash mark-to-market adjustment	(13.4)	7.5
Total	$ (16.5)	$ (0.3)
Per Basic Limited Partner Unit	$ (0.24)	$ (0.00)
Per Diluted Limited Partner Unit	$ (0.24)	$ (0.00)

The following table presents certain selected financial information by segment for the first quarter reporting periods:

	Pipeline Operations	Gathering, Marketing, Terminalling & Storage Operations (4)
	(Dollars in millions)
Three Months Ended March 31, 2005
Revenues(1)	$ 247.2	$ 6,426.2
Purchases(1)	(151.7)	(6,369.4)
Field operating costs (excluding LTIP charge)	(34.0)	(29.5)
LTIP charge—operations	(0.1)	(0.2)
Segment G&A expenses (excluding LTIP charge)(2)	(10.1)	(10.1)
LTIP charge—general and administrative	(1.2)	(0.7)
Segment profit	$ 50.1	$ 16.3
Noncash SFAS 133 impact(3)	$ —	$ (13.4)
Maintenance capital	$ 2.8	$ 1.2
Three Months Ended March 31, 2004
Revenues(1)	$ 189.3	$ 3,631.3
Purchases(1)	(136.7)	(3,572.9)
Field operating costs (excluding LTIP charge)	(19.3)	(18.5)
LTIP charge—operations	(0.1)	(0.4)
Segment G&A expenses (excluding LTIP charge)(2)	(6.0)	(9.4)
LTIP charge—general and administrative	(1.7)	(2.0)
Segment profit	$ 25.5	$ 28.1
Noncash SFAS 133 impact(3)	$ —	$ 7.5
Maintenance capital	$ 1.4	$ 0.3

(1)                 Include intersegment amounts.

(2)                 Segment general and administrative (G&A) expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)                 Amounts related to SFAS 133 are included in revenues and impact segment profit. The SFAS 133 mark-to-market adjustment is primarily based upon crude oil prices at the end of the period and is related to the non-effective portion of our cash flow hedges, as well as certain derivative contracts that do not qualify under SFAS 133 as cash flow hedges. The net gain or loss related to these derivative instruments is principally offset by physical positions in future periods.

(4)                 Gains/losses on foreign currency revaluation are included in the Gathering, Marketing, Terminalling & Storage segment.

Segment profit from pipeline operations was up approximately 96% (88% excluding selected items impacting comparability in both periods) in the first quarter of 2005 when compared to the first quarter of 2004. Also excluding selected items impacting comparability in both periods, segment profit from gathering, marketing, terminalling and storage operations was up approximately 34%.

The Partnership’s basic weighted average units outstanding for the first quarter of 2005 totaled 67.5 million (68.2 million diluted) as compared to 58.4 million (59.0 million diluted) in last year’s first quarter. At March 31, 2005, the Partnership had approximately 67.9 million units outstanding, long-term debt of $930.2 million and a long-term debt-to-total capitalization ratio of approximately 48%.

On April 22, 2005, the Partnership declared a cash distribution of $0.6375 per unit ($2.55 per unit on an annualized basis) on its outstanding limited partner units. The distribution will be paid on May 13, 2005, to holders of record of such units at the close of business on May 3, 2005. The distribution represents an increase of approximately 13.3% over the May 2004 distribution and approximately 4.1% over the February 2005 distribution. This represents the 11th distribution increase for the Partnership in the last 18 quarters.

The Partnership today furnished a current report on Form 8-K, which included material in this press release and financial and operational guidance for the second quarter and full year 2005. A copy of the Form 8-K is available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA is presented because PAA management believes it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. Management also believes that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. Management considers an understanding of these selected items impacting comparability to be material to its evaluation of our operating results and prospects. Although we present selected items that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of EBITDA to net income and cash flow from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, that it reconciles to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliations” link on the Investor Relations page.

Conference Call:

The Partnership will host a conference call to discuss the results and other forward-looking items on Thursday, April 28, 2005. Specific items to be addressed in this call include:

1.     A brief review of the Partnership’s first quarter performance;

2.     A status report on expansion and organic growth projects and recent acquisition activity;

3.     A discussion of capitalization and liquidity;

4.     A review of financial and operating guidance for the second quarter and full year of 2005; and

5.     Comments regarding the Partnership’s outlook for the future.

The call will begin at 10:00 AM (Central). To participate in the call, please call 800-473-6123, or, for international callers, 973-582-2706 at approximately 9:55 AM (Central). No password or reservation number is required.

Webcast Instructions:

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations”, and then choose “Conference Calls”. Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Telephonic Replay Instructions:

Call 877-519-4471 or international call 973-341-3080 and enter PIN # 5963485

The replay will be available beginning Thursday, April 28, 2005, at approximately 1:00 PM (Central) and continue until 11:59pm (Central) Monday, May 2, 2005.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things: abrupt or severe production declines or production interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; the success of our risk management activities; the availability of, and ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets or businesses; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers; declines in volumes shipped on the Basin Pipeline, Capline Pipeline and our other pipelines by the Partnership or third party shippers; the availability of adequate third party production volumes for transportation and marketing in the areas in which we operate; successful third party drilling efforts in areas in which we operate pipelines or gather crude oil; demand for various grades of crude oil and resulting changes in pricing conditions or transmission throughput requirements; fluctuations in refinery capacity in areas supplied by our transmission lines; the effects of competition; continued credit worthiness of, and performance by, our counterparties; the impact of crude oil price fluctuations; the impact of current and future laws, rulings and government regulations; shortages or cost increases in power supplies, materials and labor; weather interference with business operations or project construction; the currency exchange rate of the Canadian dollar; fluctuation in the debt and equity capital markets (including the price of our units at the time of vesting under our LTIP); and other factors and uncertainties inherent in the marketing, transportation, terminalling, gathering and storage of crude oil and liquefied petroleum gas (“LPG”) discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is engaged in interstate and intrastate crude oil transportation, and crude oil gathering, marketing, terminalling and storage, as well as the marketing and storage of liquefied petroleum gas and other petroleum products, in the United States and Canada. The Partnership’s common units are traded on the New York Stock Exchange under the symbol “PAA.” The Partnership is headquartered in Houston, Texas.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)

	Three Months Ended March 31,
	2005	2004
REVENUES	$6,638,496	$3,804,644
COSTS AND EXPENSES
Purchases and related costs	6,486,160	3,693,505
Field operating costs (excluding LTIP charge)	63,476	37,816
LTIP charge—operations	344	567
General and administrative (excluding LTIP charge)	20,216	15,478
LTIP charge—general & administrative	1,895	3,661
Depreciation and amortization	19,118	13,120
Total costs and expenses	6,591,209	3,764,147
OPERATING INCOME	47,287	40,497
OTHER INCOME/(EXPENSE)
Interest expense	(14,558)	(9,532)
Interest and other income (expense), net	79	41
Income before cumulative effect of change in accounting principle	32,808	31,006
Cumulative effect of change in accounting principle	—	(3,130)
NET INCOME	$32,808	$27,876
NET INCOME—LIMITED PARTNER	$29,265	$25,707
NET INCOME—GENERAL PARTNER	$3,543	$2,169
BASIC NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.43	$0.49
Cumulative effect of change in accounting principle	—	(0.05)
Basic net income per limited partner unit	$0.43	$0.44
DILUTED NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.43	$0.49
Cumulative effect of change in accounting principle	—	(0.05)
Diluted net income per limited partner unit	$0.43	$0.44
BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	67,517	58,414
DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	68,156	59,017
OPERATING DATA (in thousands)(1)
Average Daily Volumes (barrels)
Pipeline activities:
Tariff activities
All American	54	55
Basin	277	275
Capline(2)	160	54
West Texas/New Mexico Area Systems(3)	401	209
Canada	268	240
Other	494	143
Pipeline margin activities	75	72
Total	1,729	1,048
Crude oil lease gathering	622	460
Crude oil bulk purchases	157	122
Total crude oil	779	582
LPG sales	84	59

(1)          Volumes associated with acquisitions represent total volumes transported for the number of days we actually owned the assets divided by the number of days in the period.

(2)          Capline volumes averaged approximately 160,000 barrels per day for March 2004, which is the period we owned the system. This calculates to approximately 54,000 barrels per day over the first quarter of 2004.

(3)          The aggregate of ten systems in the West Texas / New Mexico area.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (Continued)
FINANCIAL DATA RECONCILIATIONS
(in thousands)

	Three Months Ended
	March 31,
	2005	2004
Earnings before interest, taxes, depreciation and amortization (“EBITDA”)
Net income reconciliation
EBITDA	$66,484	$50,528
Depreciation and amortization	(19,118)	(13,120)
Earnings before interest and taxes (“EBIT”)	47,366	37,408
Interest expense	(14,558)	(9,532)
Net Income	$32,808	$27,876
Cash flow from operating activities reconciliation
EBITDA	$66,484	$50,528
Interest expense	(14,558)	(9,532)
Net change in assets and liabilities, net of acquisitions	(340,351)	91,358
Other items to reconcile to cash flows from operating activities:
Cumulative effect of change in accounting principle	—	3,130
Non-cash loss on foreign currency revaluation	544	410
SFAS 133 noncash mark-to-market adjustment	13,406	(7,498)
LTIP charge	2,239	4,228
Non-cash amortization of terminated interest rate hedging instruments	387	357
Net cash provided by (used in) operating activities	$(271,849)	$132,981
Funds flow from operations (FFO)
Net Income	$32,808	$27,876
Depreciation and amortization	19,118	13,120
Non-cash amortization of terminated interest rate hedging instruments	387	357
FFO	52,313	41,353
Maintenance capital expenditures	(3,972)	(1,748)
FFO after maintenance capital expenditures	$48,341	$39,605
Selected items impacting comparability
LTIP charge	$(2,239)	$(4,228)
Cumulative effect of change in accounting principle	—	(3,130)
Loss on foreign currency revaluation	(820)	(410)
SFAS 133 noncash mark-to-market adjustment	(13,406)	7,498
Selected items impacting comparability	(16,465)	(270)
GP 2% portion of selected items impacting comparability	329	5
LP 98% portion of selected items impacting comparability	$(16,136)	$(265)
Impact to basic net income per limited partner unit	$(0.24)	$(0.00)
Impact to diluted net income per limited partner unit	$(0.24)	$(0.00)

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (Continued)

	Three Months Ended
	March 31,
	2005	2004
Financial measures excluding selected items impacting comparability
EBITDA	$66,484	$50,528
Selected items impacting comparability	16,465	270
Adjusted EBITDA	$82,949	$50,798
Net Income	$32,808	$27,876
Selected items impacting comparability	16,465	270
Adjusted Net Income	$49,273	$28,146
Adjusted Net Income	$49,273	$28,146
GP Incentive	(2,946)	(1,644)
Subtotal	46,327	26,502
GP 2%	(927)	(530)
Adjusted LP Net Income	$45,400	$25,972
Adjusted Basic Net Income per limited partner unit	$0.67	$0.44
Adjusted Diluted Net Income per limited partner unit	$0.67	$0.44
Basic weighted average units outstanding	67,517	58,414
Diluted weighted average units outstanding	68,156	59,017

	Three Months Ended
	March 31, 2005
	Pipeline	GMT&S
Segment profit excluding selected items impacting comparability
Reported segment profit	$50,087	$16,316
Selected items impacting comparability of segment profit:
LTIP charge	1,299	940
Loss on foreign currency revaluation	—	820
SFAS 133 noncash mark-to-market adjustment	—	13,406
Segment profit excluding selected items impacting comparability	$51,386	$31,482

	Three Months Ended
	March 31, 2004
	Pipeline	GMT&S
Segment profit excluding selected items impacting comparability
Reported segment profit	$25,501	$28,116
Selected items impacting comparability of segment profit:
LTIP charge	1,800	2,428
Loss on foreign currency revaluation	—	410
SFAS 133 noncash mark-to-market adjustment	—	(7,498)
Segment profit excluding selected items impacting comparability	$27,301	$23,456

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited) (Continued)
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	March 31,	December 31,
	2005	2004
ASSETS
Current assets	$1,845,768	$1,101,202
Property and equipment, net	1,775,949	1,727,622
Pipeline linefill in owned assets	166,147	168,352
Inventory in third party assets	55,271	59,279
Other long-term assets, net	91,067	103,956
Total Assets	$3,934,202	$3,160,411
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$1,961,316	$1,113,717
Long-term debt under credit facilities and other	132,880	151,753
Senior notes, net of unamortized discount	797,360	797,271
Other long-term liabilities and deferred credits	32,089	27,466
Total Liabilities	2,923,645	2,090,207
Partners’ capital	1,010,557	1,070,204
Total Liabilities and Partners’ Capital	$3,934,202	$3,160,411